Exhibit 99.1

press release
Paylocity Announces First Quarter Fiscal Year 2026 Financial Results
•Q1 2026 Recurring & Other Revenue of $378.9 million, up 14% year-over-year
•Q1 2026 Total Revenue of $408.2 million, up 12% year-over-year
•Repurchased $200 million or 1.2 million shares in Q1 Fiscal Year 2026; $500 million or 3.0 million shares repurchased since May 2024
•Announcing updated long-term financial targets, including increased Adjusted EBITDA and Free Cash Flow margin targets
SCHAUMBURG, IL. – November 4, 2025 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, Finance, and IT solutions, today announced financial results for the first quarter of fiscal year 2026, which ended September 30, 2025.

“Fiscal 26 is off to a strong start, with recurring & other revenue growth of 14% in the first quarter, combined with a significant increase in profitability, as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. Additionally, our AI strategy has continued to progress - delivering predictive and actionable insights, generative AI functionality and a growing number of autonomous agents across the platform to drive productivity through task and workflow automation that goes beyond the basic search capabilities that are considered table stakes in today’s evolving AI landscape. We are also very pleased with the early positive response to our Paylocity for Finance solution, as the value proposition of managing all spend and key business workflows is resonating with both clients and prospects,” said Toby Williams, President and Chief Executive Officer of Paylocity.
First Quarter Fiscal 2026 Financial Highlights
Revenue:
•Total revenue was $408.2 million, an increase of 12% from the first quarter of fiscal year 2025.
•Recurring & other revenue was $378.9 million, an increase of 14% from the first quarter of fiscal year 2025.
Operating Income:
•GAAP operating income was $74.2 million and non-GAAP operating income was $121.2 million in the first quarter of fiscal year 2026 compared to GAAP operating income of $64.1 million and non-GAAP operating income of $104.9 million in the first quarter of fiscal year 2025.
Net Income:
•GAAP net income was $48.0 million or $0.86 per share in the first quarter of fiscal year 2026 based on 55.9 million diluted weighted average common shares outstanding compared to $49.6 million or $0.88 per share in the first quarter of fiscal year 2025 based on 56.3 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $146.4 million in the first quarter of fiscal year 2026 compared to $129.0 million in the first quarter of fiscal year 2025.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $117.1 million in the first quarter of fiscal year 2026 as compared to $99.2 million in the first quarter of fiscal year 2025.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $165.2 million as of September 30, 2025.
•Long-term debt totaled $81.3 million as of September 30, 2025, representing borrowings under our credit facility to fund the acquisition of Airbase on October 1, 2024. This reflects approximately $81.3 million repaid on our outstanding balance during the first quarter of fiscal year 2026.
•Net cash provided by operations for the first three months of fiscal year 2026 was $86.5 million compared to $91.5 million for the first three months of fiscal year 2025.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. Additional information regarding these measures can be found below under the headings “Non-GAAP Financial Measures” and “Definitions of our Non-GAAP Measures.”

Long-Term Financial Targets

Updated financial targets given sustained revenue growth, increasing profitability and scale:

Long-Term Financial Targets (1)(2)
	Previous Target	Updated Target
Total revenue	$2Bn +	$3Bn
Adjusted gross profit	75 - 80%	80%+
Non-GAAP total research and development	10 - 15%	10 - 15%
Non-GAAP sales and marketing	20 - 25%	15 - 20%
Non-GAAP general and administrative	5 - 10%	5 - 7%
Adjusted EBITDA	35 - 40%	40 - 45%
Free Cash Flow	20 - 25%	25 - 30%
Stock-based Compensation	<10%	5%

(1) Financial targets based on percentage of total revenue.
(2) We are unable to reconcile forward-looking non-GAAP long-term financial targets to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Business Outlook
Based on information available as of November 4, 2025, Paylocity is issuing guidance for the second quarter and full fiscal year 2026 as indicated below.
Second Quarter 2026:
•Recurring and other revenue is expected to be in the range of $378.5 million to $383.5 million, which represents approximately 10% growth over fiscal year 2025 second quarter recurring and other revenue.
•Total revenue is expected to be in the range of $405.5 million to $410.5 million, which represents approximately 8% growth over fiscal year 2025 second quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $131.5 million to $135.5 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $104.5 million to $108.5 million.

Fiscal Year 2026:
•Recurring and other revenue is expected to be in the range of $1.605 billion to $1.620 billion, which represents approximately 10% growth over fiscal year 2025 recurring and other revenue.
•Total revenue is expected to be in the range of $1.715 billion to $1.730 billion, which represents approximately 8% growth over fiscal year 2025 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $615.0 million to $625.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $505.0 million to $515.0 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2026 results at 4:00 p.m. Central Time today (5:00 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Headquartered in Schaumburg, IL, Paylocity is an award-winning provider of HR, finance, and IT software solutions through ONE unified platform. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses automate and streamline HR and payroll processes, attract and retain talent, and build culture and connection with their employees. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help all employees achieve their best. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$398,070	$165,192
Accounts receivable, net	41,642	41,721
Deferred contract costs	117,177	121,050
Prepaid expenses and other	50,943	59,416
Total current assets before funds held for clients	607,832	387,379
Funds held for clients	2,704,137	2,775,579
Total current assets	3,311,969	3,162,958
Capitalized internal-use software, net	132,317	133,721
Property and equipment, net	54,210	51,723
Operating lease right-of-use assets	35,997	35,413
Intangible assets, net	92,671	87,410
Goodwill	343,100	343,158
Long-term deferred contract costs	393,671	400,418
Long‑term prepaid expenses and other	7,739	7,202
Deferred income tax assets	17,754	14,129
Total assets	$4,389,428	$4,236,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,347	$6,012
Accrued expenses	193,081	174,181
Total current liabilities before client fund obligations	210,428	180,193
Client fund obligations	2,694,842	2,765,135
Total current liabilities	2,905,270	2,945,328
Long-term debt	162,500	81,250
Long-term operating lease liabilities	46,772	46,238
Other long-term liabilities	8,580	8,487
Deferred income tax liabilities	32,559	51,350
Total liabilities	$3,155,681	$3,132,653
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2025 and September 30, 2025	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2025 and September 30, 2025; 55,366 shares issued and outstanding at June 30, 2025 and 54,376 shares issued and outstanding at September 30, 2025	55	54
Additional paid-in capital	327,518	148,581
Retained earnings	900,583	948,574
Accumulated other comprehensive income	5,591	6,270
Total stockholders' equity	$1,233,747	$1,103,479
Total liabilities and stockholders’ equity	$4,389,428	$4,236,132

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended September 30,
	2024	2025
Revenues:
Recurring and other revenue	$333,105	$378,858
Interest income on funds held for clients	29,851	29,314
Total revenues	362,956	408,172
Cost of revenues	114,960	128,380
Gross profit	247,996	279,792
Operating expenses:
Sales and marketing	88,431	96,368
Research and development	47,260	55,607
General and administrative	48,161	53,606
Total operating expenses	183,852	205,581
Operating income	64,144	74,211
Other income	4,742	702
Income before income taxes	68,886	74,913
Income tax expense	19,313	26,922
Net income	$49,573	$47,991
Other comprehensive income, net of tax	6,811	679
Comprehensive income	$56,384	$48,670

Net income per share:
Basic	$0.89	$0.87
Diluted	$0.88	$0.86

Weighted-average shares used in computing net income per share:
Basic	55,640	55,013
Diluted	56,266	55,859
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three Months Ended September 30,
	2024	2025
Cost of revenues	$4,923	$4,547
Sales and marketing	9,752	9,196
Research and development	10,311	9,887
General and administrative	10,674	16,294
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$35,660	$39,924

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2024	2025
Cash flows from operating activities:
Net income	$49,573	$47,991
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	33,540	37,846
Depreciation and amortization expense	21,552	27,453
Deferred income tax expense (benefit)	(2,556)	22,101
Provision for credit losses	221	332
Net accretion of discounts on available-for-sale securities	(662)	(405)
Other	304	355
Changes in operating assets and liabilities:
Accounts receivable	(903)	(73)
Deferred contract costs	(13,081)	(10,424)
Prepaid expenses and other	(773)	(9,833)
Accounts payable	7,885	(10,530)
Accrued expenses and other	(3,645)	(18,357)
Net cash provided by operating activities	91,455	86,456
Cash flows from investing activities:
Purchases of available-for-sale securities	(20,174)	(30,456)
Proceeds from sales and maturities of available-for-sale securities	25,022	32,358
Capitalized internal-use software costs	(15,210)	(15,460)
Purchases of property and equipment	(2,328)	(3,797)
Other investing activities	(638)	(338)
Net cash used in investing activities	(13,328)	(17,693)
Cash flows from financing activities:
Net change in client fund obligations	(621,746)	70,293
Borrowings under credit facility	325,000	—
Repayment of credit facility	—	(81,250)
Repurchases of common shares	—	(200,000)
Taxes paid related to net share settlement of equity awards	(21,536)	(18,723)
Other financing activities	(11)	(12)
Net cash used in financing activities	(318,293)	(229,692)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(240,166)	(160,929)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,845,669	2,482,526
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,605,503	$2,321,597
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$960	$278
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$123	$2,325
Cash paid for income taxes	$6,194	$7,226
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$778,549	$165,192
Funds held for clients' cash and cash equivalents	1,826,954	2,156,405
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,605,503	$2,321,597

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended September 30,
	2024	2025
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$247,996	$279,792
Amortization of capitalized internal-use software costs	13,777	17,250
Amortization of certain acquired intangibles	2,064	4,601
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,923	4,547
Other items (1)	(78)	475
Adjusted gross profit	$268,682	$306,665

	Three Months Ended September 30,
	2024	2025
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$64,144	$74,211
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	35,660	39,924
Amortization of acquired intangibles	2,547	5,261
Other items (2)	2,528	1,764
Non-GAAP Operating income	$104,879	$121,160

	Three Months Ended September 30,
	2024	2025
Reconciliation from Net income to Non-GAAP Net income:
Net income	$49,573	$47,991
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	35,660	39,924
Amortization of acquired intangibles	2,547	5,261
Other items (2)	2,528	1,764
Income tax effect on adjustments (3)	3,308	2,720
Non-GAAP Net income	$93,616	$97,660

	Three Months Ended September 30,
	2024	2025
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$93,616	$97,660
Diluted weighted-average number of common shares	56,266	55,859
Non-GAAP Net income per share	$1.66	$1.75

	Three Months Ended September 30,
	2024	2025
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$49,573	$47,991
Interest expense	400	2,355
Income tax expense	19,313	26,922
Depreciation and amortization expense	21,552	27,453
EBITDA	90,838	104,721
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	35,660	39,924
Other items (2)	2,528	1,764
Adjusted EBITDA	$129,026	$146,409
Interest income on funds held for clients	(29,851)	(29,314)
Adjusted EBITDA excluding interest income on funds held for clients	$99,175	$117,095

	Three Months Ended September 30,
	2024	2025
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$88,431	$96,368
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,752	9,196
Less: Other items (2)	109	116
Non-GAAP sales and marketing	$78,570	$87,056

	Three Months Ended September 30,
	2024	2025
Reconciliation of Non-GAAP total research and development:
Research and development	$47,260	$55,607
Add: Capitalized internal-use software costs	15,210	15,460
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,311	9,887
Less: Other items (2)	121	586
Non-GAAP total research and development	$52,038	$60,594

	Three Months Ended September 30,
	2024	2025
Reconciliation of Non-GAAP general and administrative:
General and administrative	$48,161	$53,606
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,674	16,294
Less: Amortization of certain acquired intangibles	483	660
Less: Other items (2)	2,376	587
Non-GAAP general and administrative	$34,628	$36,065

	Three Months Ended September 30,
	2024	2025
Reconciliation of Free cash flow, Free cash flow excluding interest income on funds held for clients and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$91,455	$86,456
Capitalized internal-use software costs	(15,210)	(15,460)
Purchases of property and equipment	(2,328)	(3,797)
Free cash flow	$73,917	$67,199
Less: Interest income on funds held for clients	(29,851)	(29,314)
Free cash flow excluding interest income on funds held for clients	$44,066	$37,885
Cash paid for other items (4)	1,465	1,381
Adjusted free cash flow excluding interest income on funds held for clients	$45,531	$39,266

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents cash paid for acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Excluding Interest on Funds Held for Clients, Free Cash Flow Excluding Interest on Funds Held for Clients Margin, Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients and Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue.
Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow excluding interest income on funds held for clients plus cash paid for other items as described above in this release. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.